CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference of our report dated April 19, 2013 on Dreyfus BASIC Money Market Fund, Inc. for the fiscal year ended February 28, 2013 which is incorporated by reference in this Registration Statement (Form N-1A Nos. 33-46490 and 811-6604) of Dreyfus BASIC Money Market Fund, Inc.

                                                                                                /s/ERNST & YOUNG LLP

New York, New York

June 24, 2013